================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)              December 22, 2000
                                                             -------------------

                               Prime Retail, Inc.
                ----------------------------------------------
             (Exact name of registrant as specified in its charter)


        Maryland                    0-23616                       38-2559212
-------------------------      ------------------            ------------------

(State of other jurisdiction     (Commission File              (IRS Employer
     of incorporation)                Number)                Identification No.)


100 East Pratt Street
Nineteenth Floor, Baltimore, Maryland                               21202
----------------------------------------                     -------------------
(Address of Principal Executive Offices)                          (Zip Code)



Registrant's telephone number, including area code              (410) 234-0782
                                                             -------------------

                                    No Change
                     -------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

                               PRIME RETAIL, INC.

ITEM 2:  Acquisition or Disposition of Assets

        On December 22, 2000, Prime Retail, Inc. (the "Company") closed on the sale of four outlets centers to Fortress Investment Fund LLC and Chelsea GCA Realty, Inc. (collectively, the "Purchaser") for aggregate consideration of approximately $240 million, including the assumption of mortgage indebtedness of approximately $174 million. The net proceeds from the sale, after (i) closing costs, (ii) fees and (iii) the Company's required purchase of land for approximately $7 million at its outlet center in Gilroy, California, was approximately $54 million.
        The four outlet centers (collectively, the "Permanent Loan Properties") which were sold aggregate approximately 1.5 million square feet of gross leasable area and are located in Gilroy, California, Michigan City, Indiana, Waterloo, New York and Kittery, Maine. Reference is made to the Press Release dated December 22, 2000 attached hereto as Exhibit 99.1 and incorporated by reference hereto. Upon finalization, the purchase and sale agreement related to the Permanent Loan Properties will be promptly filed as an amendment to this Current Report on Form 8-K
        Pro forma financial information, pursuant to the requirements of Article 11 of Regulation S-X, are included in this Current Report on Form 8-K under Item 7, "Financial Statements and Exhibits."

ITEM 5:  Other Events

        On December 22, 2000, the Company closed on a major refinancing of its assets and the sale of four outlet centers through a series of transactions that provided the Company an aggregate of approximately $174 million of net proceeds. Reference is made to the Press Release dated December 22, 2000 attached hereto as Exhibit 99.1 and incorporated by reference hereto.

ITEM 7:  Financial Statements and Exhibits

         The following unaudited pro forma financial information and exhibits are filed as part of this report:

A. Unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X:
                                                                            PAGE
   Pro Forma Consolidated Balance Sheet as of September 30, 2000             4
   Notes to Pro Forma Consolidated Balance Sheet                             5
   Pro Forma Consolidated Statement of Operations for the Nine Months
     Ended September 30, 2000                                                6
   Pro Forma Consolidated Statement of Operations for the Year Ended
     December 31, 1999                                                       7
   Notes to Pro Forma Consolidated Statements of Operations                  8

B. Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit 99.1 Press Release  issued by the Company on December 22, 2000 regarding
(i) closing of loans totaling $120 million, (ii) completion of sale of four outlet centers and (iii) extension of the terms of two other loans.

                      Pro Forma Consolidated Balance Sheet

                               Prime Retail, Inc.

                            As of September 30, 2000

                             (Amounts in thousands)

                                   (Unaudited)




                                                                                Pro Forma Adjustments
                                                      -----------------------------------------------------------------
                                                                          Sale of Permanent Loan Properties [B]
                                                      -----------------------------------------------------------------
                                                                                                                          Pro Forma
                                        Prime                                                                Financings    Prime
                                      Retail , Inc.[A] Kittery[C]  Gilroy[C]   Michigan City[C] Waterloo [C] and Other   Retail,Inc.
                                     ---------------  ----------  ---------  ---------------  ------------   ----------   ---------
Assets
Investment in rental property, net   $ 1,657,236      $ (24,237)  $(111,637)   $(78,409)       $ (57,166)                $1,385,787
Cash and cash equivalents                  5,987           (195)       (236)       (126)            (270)      $54,000 (D)    5,160
                                                                                                               (54,000)(E)
Restricted cash                           25,500           (705)       (758)       (456)            (666)                    22,915
Accounts receivable, net                  16,575           (270)       (534)       (485)            (223)                    15,063
Deferred charges, net                     11,307            (58)       (350)       (241)            (154)                    10,504
Assets held for sale                       6,640                                                                              6,640
Due from affiliates, net                   3,109                                                                              3,109
Investment in partnerships                21,384                                                                             21,384
Other assets                              23,789            (29)        (37)        (32)             (25)                    23,666
                                     -----------      ---------   ---------    --------        ---------      --------    ---------
     Total assets                    $ 1,771,527      $ (25,494)  $(113,552)   $(79,749)       $ (58,504)     $      -   $1,494,228
                                     ===========      =========   =========    ========        =========      ========    =========

Liabilities and Shareholders' Equity

Mortgages and other debt             $ 1,214,525        (12,007)    (72,530)    (50,047)         (40,309)     $(54,000)(E)  985,632
Accrued interest                           6,969            (47)       (283)       (195)             (51)                     6,393
Real estate taxes payable                 12,299           (189)       (449)       (691)             (14)                    10,956
Construction costs payable                 4,189                                                                              4,189
Accounts payable and
  other liabilities                       66,169           (133)     (1,229)       (758)          (1,050)                    62,999
                                     -----------      ---------   ---------    --------         --------      --------    ---------
    Total liabilities                  1,304,151        (12,376)    (74,491)    (51,691)         (41,424)      (54,000)   1,070,169

Minority interests                         1,498                                                                              1,498

Shareholders' equity:
 Series A preferred stock                     23                                                                                 23
 Series B preferred stock                     78                                                                                 78
 Common stock                                436                                                                                436
 Additional paid-in capital              709,373                                                                            709,373
 Predecessor owners' capital                            (13,118)    (39,061)    (28,058)         (17,080)       97,317 (F)
 Distributions in excess of net income  (244,032)                                                              (43,317)(G) (287,349)
                                     -----------      ---------   ---------    --------         --------       -------     --------
    Total shareholders' equity           465,878        (13,118)    (39,061)    (28,058)         (17,080)       54,000      242,561
                                     -----------      ---------   ---------    --------         --------       -------     --------
    Total liabilities and
     shareholders' equity            $ 1,771,527      $ (25,494)  $(113,552)   $(79,749)        $(58,504)     $      -   $1,494,228
                                     ===========      =========   ==========   ========         ========      ========   ==========

====================================================================================================================================
See accompanying Notes to Pro Forma Consolidated Balance Sheet.

                  Notes to Pro Forma Consolidated Balance Sheet
                               Prime Retail, Inc.
                             (Amounts in thousands)
                                   (Unaudited)

Basis of Presentation:

The unaudited pro forma consolidated balance sheet as of September 30, 2000 is based on the unaudited historical financial statements of the Company after giving effect to the disposition of the Permanent Loan Properties and certain adjustments as described below.

Balance Sheet Adjustments:

[A] Represents the historical unaudited consolidated balance sheet of Prime Retail, Inc. (the "Company") as of September 30, 2000.

[B] On December 22, 2000, the Company closed on the sale of four outlet centers (the "Permanent Loan Properties") to Fortress Investment Fund LLC and Chelsea GCA Realty, Inc. for aggregate consideration of $239,500, including the assumption of mortgage indebtedness of $174,235. The net cash proceeds from the sale, after (i) closing costs, (ii) fees and (iii) the Company's required purchase of land for $7,227 at its outlet center in Gilroy, California, was approximately $54,000.

[C] Represents the elimination of the historical unaudited balance sheets as of September 30, 2000 of the Permanent Loan Properties as follows:

                  Prime Outlets at Kittery ("Kittery")
                  Prime Outlets at Gilroy ("Gilroy")
                  Prime Outlets at Michigan City ("Michigan City") Prime Outlets at Waterloo ("Waterloo")

[D] Represents the net cash proceeds from the sale of the Permanent Loan Properties.

[E] Reflects use of the net cash proceeds to pay down mortgage and other indebtedness of the Company.

[F] Reflects the reversal of the elimination of the historical partners' capital of the Permanent Loan Properties as of September 30, 2000 (see Note [C]).

[G] In connection with the sale of the Permanent Loan Properties, the Company expects to record a net loss on the sale of real estate of approximately $43,317 in its historical consolidated results from operations. The expected net loss is reflected in the Company's Pro Forma Consolidated Balance Sheet as of September 30, 2000 in distributions in excess of net income.

            Pro Forma Condensed Consolidated Statement of Operations

                               Prime Retail, Inc.

                  For the Nine Months Ended September 30, 2000

              (Amounts in thousands, except per share information)

                                   (Unaudited)





                                                                       Sale of Permanent Loan Properties [C]
                                                            ----------------------------------------------------------
                                  Prime     Venture Assets                                                               Pro Forma
                               Retail, Inc.      Sale        Kittery     Gilroy   Michigan City   Waterloo   Financings     Prime
                                   [A]           [B]          [D]         [D]        [D]           [D]        and Other Retail, Inc.
                              -------------  ------------    -------     ------   -------------   --------   ----------   ----------
Revenues
Base rents                      $ 134,842      $ (826)      $(2,139)     $(8,788)  $(5,894)       $ (4,449)                $112,746
Percentage rents                    4,347         (68)         (300)        (292)     (263)            (65)                   3,359
Tenant reimbursements              63,612        (346)         (607)      (3,313)   (2,069)         (1,752)                  55,525
Interest and other                 10,032      (1,293)          (22)        (101)      (79)           (112)                   8,425
                                  -------      ------       -------      -------   -------         -------     --------     -------
   Total revenues                 212,833      (2,533)       (3,068)     (12,494)   (8,305)         (6,378)                 180,055
Expenses
Property operating                 50,694        (270)         (394)      (2,326)   (1,660)         (1,537)                  44,507
Real estate taxes                  16,813         (68)         (353)      (1,037)     (422)           (351)                  14,582
Depreciation and amortization      49,699                      (479)      (2,389)   (2,204)         (1,909)                  42,718
Corporate general and
  administrative                   17,519          (6)           (5)         (12)      (14)             (3)                  17,479
Interest                           73,167        (704)         (648)      (3,917)   (2,703)                    $ (4,905)[E]  60,290
Provision for asset impairment      8,538                                                                                     8,538
Loss on eOutlets.com               14,703                                                                                    14,703
Loss on Designer Connection         1,811                                                                                     1,811
Other charges                      11,686        (553)         (304)        (872)     (162)           (111)                   9,684
                                  -------      ------         -----       ------   -------         -------     --------     -------
    Total expenses                244,630      (1,601)       (2,183)     (10,553)   (7,165)         (3,911)      (4,905)    214,312
                                  -------      ------        ------       ------   -------         -------     --------     -------
Income (loss) before
   minority interests             (31,797)       (932)         (885)      (1,941)   (1,140)         (2,467)       4,905     (34,257)
(Income) loss allocated to
   minority interests                 735                                                                                       735
                                  -------      ------        ------       ------   -------         -------     --------     -------
Income (loss) from continuing
   operations                     (31,062)       (932)         (885)      (1,941)   (1,140)         (2,467)       4,905     (33,522)
Income allocated to preferred
   shareholders                   (17,004)                                                                                  (17,004)
                                  -------      ------        ------       ------   -------         -------     --------     -------
Net income (loss) applicable
   to common shares              $(48,066)     $ (932)       $ (885)     $(1,941)  $(1,140)       $ (2,467)    $  4,905   $ (50,526)
                                 ========      ======        ======       ======   =======         ========    ========   =========

Earnings per common share:
   Basic                         $ (1.11)                                                                                   $ (1.16)
                                 =======                                                                                   ========
   Diluted                       $ (1.11)                                                                                   $ (1.16)
                                 =======                                                                                   ========


Weighted average common
  shares outstanding:
   Basic                          43,497                                                                                     43,497
                                 =======                                                                                  =========
   Diluted                        43,497                                                                                     43,497
                                 =======                                                                                  =========

====================================================================================================================================
See accompanying Notes to Pro Forma Consolidated Statements of Operations.



                 Pro Forma Consolidated Statement of Operations

                      For the Year Ended December 31, 1999

              (Amounts in thousands, except per share information)

                                   (Unaudited)

                                                                         Sale of Permanent Loan Properties [C]
                                                                  ---------------------------------------------------


                                  Prime         Venture Assets                          Michigan                         Pro Forma
                               Retail, Inc.          Sale        Kittery     Gilroy      City     Waterloo  Financings     Prime
                                   [A]               [B]           [D]        [D]        [D]        [D]      and Other  Retail, Inc.
                              -------------      -----------     -------     --------   --------   ----------  -------    ---------
Revenues
Base rents                      $ 193,979        $(14,481)      $(2,710)   $(11,146)   $(7,697)   $(6,037)              $151,908
Percentage rents                    8,085          (1,334)         (319)       (677)      (384)      (102)                 5,269
Tenant reimbursements              90,063          (5,461)         (795)     (4,646)    (2,804)    (2,689)                73,668
Interest and other                 13,829           1,021            (1)       (568)      (214)      (199)                13,868
                                ---------        --------        -------    --------   -------    -------                -------
   Total revenues                 305,956         (20,255)       (3,825)    (17,037)   (11,099)    (9,027)               244,713
Expenses
Property operating                 70,862          (4,368)         (521)     (3,313)    (2,079)    (2,159)                58,422
Real estate taxes                  22,405            (972)         (501)     (1,648)      (550)      (505)                18,229
Depreciation and amortization      73,640          (5,739)         (640)     (3,060)    (2,943)    (2,477)                58,781
Corporate general and
   administrative                  12,687              (8)           (3)         (4)        (2)        (3)                12,667
Interest                           93,934          (7,919)         (873)     (5,273)    (3,639)    (2,956)   $(4,284) [E] 68,990
Provision for abandoned projects   16,039                                                                                 16,039
Provision for asset impairment     15,842                                                                                 15,842
Loss on Designer Connection         6,561                                                                                  6,561
Other charges                       6,918            (223)         (310)       (406)       (24)         9                  5,964
                                 --------        --------        ------     -------     ------     ------    -------     -------
   Total expenses                 318,888         (19,229)       (2,848)    (13,704)    (9,237)    (8,091)    (4,284)    261,495
                                 --------        --------        ------     -------     ------     ------    -------     -------
Income (loss) before minority
   interests                     (12,932)          (1,026)         (977)     (3,333)    (1,862)      (936)     4,284     (16,782)
Income allocated to
   minority interests             (3,226)                                                                                 (3,226)
                                 -------         --------        ------     -------     ------     ------    -------     -------
Income (loss) from continuing
   operations                    (16,158)          (1,026)         (977)     (3,333)    (1,862)      (936)     4,284     (20,008)
Income allocated to preferred
   shareholders                   (9,962)                                                                                 (9,962)
                                 -------         --------        ------     -------     ------     ------    -------     -------
Net income (loss) applicable
   to common shares             $(26,120)        $ (1,026)       $ (977)    $(3,333)   $(1,862)    $ (936)    $4,284    $(29,970)
                                 =======         ========        ======     =======    =======     ======    =======    ========

Earnings per common share:
   Basic                         $ (0.60)                                                                                $ (0.69)
                                 =======                                                                                 =======
   Diluted                       $ (0.59)                                                                                $ (0.68)
                                 =======                                                                                 =======


Weighted average common
  shares outstanding:
   Basic                          43,196                                                                                  43,196
                                 =======                                                                               =========
   Diluted                        44,260                                                                                  44,260
                                 =======                                                                               =========

====================================================================================================================================
See accompanying Notes to Pro Forma Statements of Operations

            Notes to Pro Forma Consolidated Statements of Operations
                               Prime Retail, Inc.
                             (Amounts in thousands)
                                   (Unaudited)

Basis of Presentation:

     The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 are based on the unaudited financial statements of the Company after giving effect to the dispositions of the Permanent Loan Properties and certain adjustments as described below.

Statements of Operations Adjustments:

[A]  Represents,   as  indicated,  the  historical  consolidated  statements  of operations of Prime Retail, Inc. (the "Company") for the nine months ended September 30, 2000 and for the year ended December 31, 1999.

[B] On August 6, 1999, the Company entered into an agreement (the "Prime/Estein Joint Venture Agreement") to sell three factory outlet centers, including two future expansions, to a joint venture (the "Venture") between an affiliate of Estein & Associates USA, Ltd. ("Estein"), a real estate investment company, and the Company. The Prime/Estein Joint Venture Agreement provided for a total purchase price of $274,000, including (i) the assumption of approximately $151,500 of first mortgage indebtedness,
     (ii) an $8,000 payment to the Company for a ten-year covenant-not-to-compete (the "Covenant-not-to-Compete") and (iii) a $6,000 payment to the Company for a ten-year licensing agreement (the "Licensing Agreement") with the Venture to continue the use of the "Prime Outlets" brand name. The Covenant-not-to-Compete and the Licensing Agreement are collectively referred to as the "Deferred Income". The Deferred Income will be amortized into other income over its ten-year life by the Company.

     On November 19, 1999, the Company completed the initial installment of the Prime/Estein Joint Venture Agreement consisting of the sale of Prime Outlets at Birch Run to the Venture for aggregate consideration of $117,000, including a $64,500 "wrap-around" first mortgage provided by the Company. In connection with the sale of Prime Outlets at Birch Run, the Company received cash proceeds of $33,303, net of transaction costs. Effective November 19, 1999, the Company commenced accounting for its 30.0% ownership interest in Prime Outlets at Birch Run in accordance with the equity method of accounting. Included in the aggregate consideration is $8,500 of Deferred Income.

            Notes to Pro Forma Consolidated Statements of Operations
                               Prime Retail, Inc.
                             (Amounts in thousands)
                                   (Unaudited)

Statements of Operations Adjustments (continued):

     On February 23, 2000, the Company completed the second installment of the Prime/Estein Joint Venture Agreement consisting of the sale of Prime Outlets at Williamsburg to the Venture for aggregate consideration of $59,000, including (i) the assumption of mortgage indebtedness of $32,500 and (ii) $2,750 of Deferred Income. In connection with the sale of Prime Outlets at Williamsburg, the Company received (i) cash proceeds of $11,063, net of transaction costs, and (ii) a promissory note in the amount of $10,000 from the Venture (of which Estein's obligation is $7,000). Effective February 23, 2000, the Company commenced accounting for its 30.0% ownership interest in Prime Outlets at Williamsburg in accordance with the equity method of accounting.

     Under the Prime/Estein Joint Venture Agreement, as amended, the outside closing date for the sale of Prime Outlets at Hagerstown, including an expansion which opened during 2000 (together, the "Hagerstown Center"), was August 31, 2000. Estein terminated the Prime/Estein Joint Venture Agreement as it applied to the sale of the Hagerstown Center when the closing did not occur by the specified closing date.

     In connection with the discontinuance of the sales of a 70% joint venture interest in (i) the Hagerstown Center and (ii) a proposed expansion to Prime Outlets at Williamsburg (the "Williamsburg Expansion"), the Company reduced the carrying value of the Deferred Income by $9,550 during the third quarter of 2000.

     The following summarizes the components of the pro forma adjustments attributable to the sale of Prime Outlets at Birch Run (sold on November 19, 1999) and Prime Outlets at Williamsburg (sold on February 23, 2000) (collectively, the "Venture Asset Sale") as if the Venture Asset Sale had occurred on January 1 of the period presented.


                                         Elimination of Historical
      Nine Months Ended                 Operating Results of Prime       Financings         Venture
      September 30, 2000                 Outlets   at Williamsburg        and Other       Asset Sale
      ------------------                ---------------------------      ----------       ----------

      Revenues:
       Base rents                             $  (826)                                      $    (826)
       Percentage rents                           (68)                                            (68)
       Tenant reimbursements                     (346)                                           (346)
       Interest and other                        (807)                    $(486) (a)           (1,293)
                                              -------                     -----             ---------
         Total revenues                        (2,047)                     (486)               (2,533)
      Expenses:
       Property operating                        (270)                                           (270)
       Real estate taxes                          (68)                                            (68)
       Corporate general and administrative        (6)                                             (6)
       Interest                                  (559)                     (145) (b)             (704)
      Other charges                              (553)                                           (553)
                                              -------                     -----             ---------
         Total expenses                        (1,456)                     (145)               (1,601)
                                              -------                     -----             ---------
      Income from continuing operations       $  (591)                    $(341)            $    (932)
                                              =======                     =====             =========


            Notes to Pro Forma Consolidated Statements of Operations
                               Prime Retail, Inc.
                             (Amounts in thousands)
                                   (Unaudited)

Statements of Operations Adjustments (continued):

                                                Elimination of
                                         Historical Operating Results
                                         ----------------------------
         Year Ended                   Prime Outlets          Prime Outlets       Financings            Venture
         December 31, 1999           at Williamsburg          at Birch Run       and Other           Asset Sale
         -----------------           ---------------          ------------       ---------           ----------

         Revenues:
         Base rents                       $(4,965)              $ (9,516)                             $(14,481)
         Percentage rents                    (773)                  (561)                               (1,334)
         Tenant reimbursements             (2,007)                (3,454)                               (5,461)
         Interest and other                  (173)                  (529)         $1,723 (a)             1,021
                                          -------               --------          ------              --------
           Total revenues                  (7,918)               (14,060)          1,723               (20,255)
         Expenses:
         Property operating                (1,543)                (2,825)                               (4,368)
         Real estate taxes                   (361)                  (611)                                 (972)
         Depreciation and
           amortization                    (1,823)                (3,916)                               (5,739)
         Corporate general
           and administrative                  (6)                    (2)                                   (8)
         Interest                          (1,719)                (3,345)         (2,855) (b)           (7,919)
         Other charges                        (37)                  (186)                                 (223)
                                          -------               --------         -------              --------
           Total expenses                  (5,489)               (10,885)         (2,855)              (19,229)
                                          -------               --------         -------              --------
         Income from continuing
           operations                     $(2,429)              $ (3,175)        $ 4,578              $ (1,026)
                                          =======               ========         =======              ========

     Notes:
     (a)   Increase reflects the following:

                                         Nine Months Ended         Year Ended
                                        September 30, 2000     December 31, 1999
                                        ------------------     -----------------

      Management fee income(i)                    $  46                 $  884
      Interest income on Williamsburg
        note receivable(ii)                         129                    775
      Amortization of deferred income(iii)         (670)                    64
      Equity earnings in investment
        in partnership                                9                      -
                                                   -----                 ------
                                                   $(486)                $1,723
                                                   =====                 ======
     Notes:
     (i) The Venture has agreed to retain the Company as its sole and exclusive managing and leasing agent for a property management fee equal to 4.0% of gross rental receipts. This adjustment represents the total estimated gross rental receipts of the Venture Assets during the periods presented less any management fee actually recorded by Prime Retail, Inc. in its historical results from operations.

     (ii) Calculated as follows:
      Williamsburg Note Receivable:
      -----------------------------
      Note Receivable                          $ 10,000               $ 10,000
      Multiply by Interest Rate                    7.75%                  7.75%
                                               --------               --------
      Annual interest income                        775                    775
      Multiply by                                  0.75                   1.00
                                              --------               --------
      Period amount                                 581                    775
      Less: actual amount recorded                 (452)                     -
                                              --------               --------
       Adjustment                             $    129               $    775
                                              ========               ========

            Notes to Pro Forma Consolidated Statements of Operations
                               Prime Retail, Inc.
                             (Amounts in thousands)
                                   (Unaudited)

Statements of Operations Adjustments (continued):

       (iii)    Calculated as follows:
       Deferred Income:
       ----------------
       Williamsburg                                 $ 8,500        $ 8,500
       Birch Run                                      2,750          2,750
                                                    -------        -------
         Subtotal                                    11,250         11,250
       Reduction in deferred income                  (9,550)        (9,550)
                                                    -------        -------
         Total deferred income                        1,700          1,700
       Divided by estimated useful life (in years)       10             10
                                                    -------        -------
       Annual amortization                              170            170
       Multiply by                                     0.75           1.00
                                                    -------        -------
       Period amount                                    128            170
       Less: actual amount recorded                    (798)          (106)
                                                    -------        -------
         Adjustment                                 $  (670)       $    64
                                                    =======        =======

     (b) Decrease reflects the pro forma interest expense savings resulting from the repayment of certain long-term debt with the net proceeds of $44,366 from the Venture Asset Sale at a weighted average interest rate of 8.86% and 7.05% for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

     In connection with the Venture Asset Sale, Prime Retail, Inc. recorded a net loss on the sale of real estate of $15,153 in its historical audited consolidated results from operations for the year ended December 31, 1999. However, this net loss is not reflected in the Pro Forma Consolidated Statements of Operations for the periods presented since it was nonrecurring.

[C] On December 22, 2000, the Company closed on the sale of four outlet centers (the "Permanent Loan Properties") to Fortress Investment Fund LLC and Chelsea GCA Realty, Inc. for aggregate consideration of $239,500, including the assumption of mortgage indebtedness of $174,235. The net cash proceeds from the sale, after (i) closing costs, (ii) fees and (iii) the Company's required purchase of land for $7,227 at its outlet center in Gilroy, California, was approximately $54,000.

[D] Represents, as indicated, the elimination of the historical unaudited statements of operations for the nine months ended September 30, 2000 and the year ended December 31, 1999 of the Permanent Loan Properties as follows:

                  Prime Outlets at Kittery ("Kittery")
                  Prime Outlets at Gilroy ("Gilroy")
                  Prime Outlets at Michigan City ("Michigan City") Prime Outlets at Waterloo ("Waterloo")

[E] Decrease reflects the pro forma interest expense savings resulting from the repayment of certain long-term debt with the net cash proceeds of approximately $54,000 from sale of the Permanent Loan Properties at a weighted average interest rate of 12.13% and 7.93% for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

                                  EXHIBIT INDEX

Number      Description

99.1 Press Release issued by the Company on December 22, 2000 regarding (i)closing of loans totaling $120 million,
           (ii)completion of sale of four outlet centers and (iii) extension of the terms of two other loans.

                               PRIME RETAIL, INC.
                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   Prime Retail, Inc.
                                                      (Registrant)

Dated:  January 8, 2001


                                          By:          /s/ Robert A. Brvenik
                                                       ---------------------
                                          Name:        Robert A. Brvenik
                                          Title:       Executive Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer